As filed with the Securities and Exchange Commission on March 26, 2015.

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GLOBANT S.A.

(Exact name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Grand Duchy of Luxembourg	7371	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification No.)

5 rue Guillaume Kroll

L-1882, Luxembourg

Tel: + 352 48 18 28 1

(Address, Including Zip Code, and Telephone Number,

Including Area Code, of Registrant’s Principal Executive Offices)

Globant, LLC

875 Howard Street, Suite 320

San Francisco, CA 94103

Attn: Andrés Angelani

Tel: +1 877 798 8104 ext. 28127

(Name, Address, Including Zip Code, and Telephone Number,

Including Area Code, of Agent for Service)

Copies to:

Christopher C. Paci DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500	S. Todd Crider Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017-3954 (212) 455-2000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒   333-202683

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

☐ Large accelerated filer	☐ Accelerated filer
☒ Non-accelerated filer (do not check if a smaller reporting company)	☐ Smaller reporting company

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Common shares, nominal value $1.20 per share	$12,316,036.40	$1,432

(1)     Represents only the additional amount of securities being registered. Includes offering price of any common shares that the underwriters have the overallotment option to purchase. Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, the additional amount of securities being registered hereunder represents no more than 20% of the maximum aggregate offering price of the securities previously registered on the registration statement on Form F-1, as amended (File No. 333-202683).

(2)     Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended.

The registration statement shall become effective upon filing with the Commission in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Globant S.A. (the “Registrant”) is filing this registration statement with the Securities and Exchange Commission (the “Commission”). This registration statement relates to the public offering of securities contemplated by the registration statement on Form F-1, as amended (File No. 333-202683) (the “Prior Registration Statement”), which the Commission declared effective on March 26, 2015. The information set forth in the Prior Registration Statement and all exhibits to the Prior Registration Statement are hereby incorporated by reference in this filing.

The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New York, New York on the 26th day of March, 2015.

GLOBANT S.A.

By:	/s/ Alejandro Scannapieco
Name: Alejandro Scannapieco
Title: Chief Financial Officer

Pursuant to the requirements of the U.S. Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated on March 26, 2015.

	Signature	Title

	*	Martín Migoya
Chairman of the Board and Chief
Executive Officer (Principal executive officer)

	/s/ Alejandro Scannapieco	Alejandro Scannapieco
Chief Financial Officer
(Principal financial officer)

	*	Natalia Kanefsck
Chief Accounting Officer (Principal
accounting officer)

	*	Martín Gonzalo
Umaran Director and Chief of Staff

	*	Guibert Andrés Englebienne
Director and Chief Technology Officer

	*	Francisco Álvarez-Demalde
Director

	*	Bradford Eric Bernstein
Director

	*	Mario Eduardo Vázquez
Director

	*	Philip A. Odeen
Director

	*	Robert David Norman
Director

*By:	/s/ Alejandro Scannapieco
Alejandro Scannapieco
Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the United States Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States for Globant S.A., has signed this Registration Statement in the City of San Francisco, State of California, on the 26th day of March, 2015.

/s/ Guillermo Bodnar
Name: Guillermo Bodnar
Title: Authorized Representative

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Arendt & Medernach, Luxembourg as to the validity of the common shares

23.1	Consent of Deloitte & Co. S.A.

23.2	Consent of Arendt & Medernach, Luxembourg (included in Exhibit 5.1)

24.1	Power of Attorney (see page II-4 to the Prior Registration Statement on Form F-1 (File No. 333-202683), filed with the Commission on March 12, 2015 and incorporated herein by reference)